Exhibit (a)(1)(G)

WITHDRAWAL LETTER

Regarding

Common Stock

of

INVENTRUST PROPERTIES CORP.

Tendered Pursuant to the Offer

Dated October 27, 2016

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY

TIME, ON NOVEMBER 28, 2016, UNLESS THE OFFER IS EXTENDED OR WITHDRAWN

(SUCH TIME AND DATE, AS THEY MAY BE EXTENDED, THE “EXPIRATION DATE” OR

THE “EXPIRATION TIME”).

YOU MAY WITHDRAW TENDERED SHARES AT ANY TIME PRIOR TO THE

EXPIRATION TIME. NO SHARES WILL BE ACCEPTED BEFORE THE OFFER

EXPIRES.

Complete this Withdrawal Letter and deliver to the address below. This Withdrawal Letter must be delivered via (i) certified mail return receipt requested, (ii) a delivery service, such as FedEx or UPS, that provides confirmation of date and time of delivery or (iii) U.S. mail. Please note that the Withdrawal Letter delivered via facsimile, email or other method of delivery not specified in clauses (i) through (iii) of the immediately preceding sentence will not be accepted.

By Mail:

InvenTrust Properties Corp.

c/o DST Systems, Inc.

P.O. Box 219845

Kansas City, Missouri 64121-9845

By Overnight Courier:

InvenTrust Properties Corp.

c/o DST Systems, Inc.

430 West 7th Street

Kansas City, Missouri 64105

If you have any questions or need assistance in completing the Withdrawal Letter, please contact

DST Systems, Inc., by telephone 855-377-0510.

InvenTrust Properties Corp. — Withdrawal Letter

Ladies and Gentlemen:

The undersigned wishes to withdraw the tender of its shares of the Company’s common stock, par value $0.01 per share (“Shares” or “Common Stock”), in InvenTrust Properties Corp. (“the “Company”), or the tender of a portion of such Shares, for repurchase by the Company that previously was submitted by the undersigned in a Letter of Transmittal dated October 27, 2016 for:

Account                                                              .

Select which amount of shares you wish to tender (check one box)

☐	Withdraw all shares tendered.

☐	Withdraw only Shares.

AUTHORIZATION TO WITHDRAW TENDER REQUEST

The undersigned recognizes that upon the submission on a timely basis of this Withdrawal Letter, properly executed, the Shares previously tendered (or the portion of such Shares noted above) will not be repurchased by the Company upon expiration of the tender offer described above.

Name (Please Print)	SSN/TIN

Name (Please Print)	SSN/TIN

Signature & Date – Investor

Signature & Date – Co-Investor(s)